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                                                                   EXHIBIT 10.11


                                    EXHIBIT G

                              CONSULTING AGREEMENT



         This CONSULTING AGREEMENT ("Agreement") made as of the ____ day of December 2001 (the "Effective Date"), by and between INTERIORS, INC., a Delaware corporation ("Interiors"), on the one hand, and MAX MUNN, an individual ("Consultant"), on the other hand.

                                    RECITALS:

         A. As at the Effective Date, Interiors has sold the assets and properties of it's A.P.F. Master Framemakers division (the "APF Division") to A.P.F. Acquisition Corp., a newly formed New York corporation controlled by the Consultant (the "APF Buyer"), pursuant to the terms of an asset purchase agreement, dated December 24, 2001 (the "Purchase Agreement"). Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as is defined in the Purchase Agreement.

         B. Interiors desires to engage Consultant to provide consulting and advisory services to Interiors, and Consultant desires to become so engaged.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter stated, Consultant and Interiors agree as follows:

         1. Term of Agreement. Unless sooner terminated, as provided herein, Interiors agrees to and hereby does engage Consultant, and Consultant hereby agrees to provide Consulting Services (defined below) to Interiors, all upon the terms and subject to the conditions hereinafter set forth, for the period commencing on the Effective Date and continuing until June 30, 2002 (the "Consulting Period").

         2. Duties of Consultant.

                  (a) During the Consulting Period, Consultant shall consult with and advise Interiors with respect to matters relating to resolution and compromise of the claims of certain creditors of Interiors and in respect of the disposition of certain businesses and assets of Interiors (the "Consulting Services"). During the Consulting Period, the Consultant shall devote not less than fifteen (15%) percent of his business and professional time to providing the Consulting Services on behalf of Interiors. Interiors shall provide Consultant with reasonable advance notice as to when Consulting Services are to be provided.

         3. Compensation.

                   3.1 Consulting Fee. As payment for the Consulting Services rendered by Consultant during the Consulting Period, Interiors agrees to pay Consultant, a fee (the "Consulting Fee") at the rate of Ten Thousand Dollars ($10,000) per month for the period from the Effective Date of this Agreement through June 30, 2002. Such monthly Consulting Fee shall be payable in advance on the first day of each month, commencing as of January 1, 2002.


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                  3.2 Bonus Payment. In the event that the $750,000 Purchase
Note payable by APF Buyer to Interiors under the Purchase Agreement shall be paid in full, together with all accrued interest thereon, by a date which shall be on or before December 31, 2002, the Consultant shall receive a cash bonus from Interiors, simultaneous with such Purchase Note prepayment, of One Hundred and Fifty Thousand Dollars ($150,000).

                  3.3 No Other Payments. In no event shall Interiors be obligated to pay Consultant any amounts other than as specifically set forth in this Agreement.

                  3.4 Termination. This Agreement may be terminated by Interiors "for cause" or upon the occurrence of and during the continuation of any "Event of Default" as that term is defined in the Purchase Note or upon the occurrence of and during the continuation of any Event of Default specified in Section 4 below. For purposes of this Agreement "for cause" shall be defined as: (a) the Consultant's conviction of, plea of nolo contendere to, or written admission of the commission of, a felony, (b) any act by the Consultant involving moral turpitude, fraud or misrepresentation with respect to his duties for Interiors or its affiliates, or (c) gross negligence or willful misconduct on the part of the Consultant in the performance of his duties hereunder.

         4. Events of Default. Regardless of the terms of any other terms or provisions of this Agreement, if any of the following conditions or events shall occur and be continuing (each individually an "Event of Default" and collectively, the "Events of Default"), Interiors may by thirty (30) days written notice to Consultant, terminate this Agreement without any further liability or obligation to Consultant (other than the payment of all accrued Consulting Fees through and including the date of termination):

                  4.1 the Consultant shall breach any provision hereof;

                  4.2 The Consultant shall no longer be the principal shareholder, President and Chief Executive Officer of APF Buyer;

                  4.3 Consultant shall, for any reason, fail to faithfully and to the best of his ability devote not less than fifteen (15%) of his continuous business and professional time to the performance of his Consulting Duties hereunder;

                  4.5 the Consultant or the APF Buyer shall breach any of the material terms and conditions of the Purchase Agreement, the Purchase Note, the Security Agreement, the Guaranty, the Pledge Agreement or any other material covenant or agreement on the part of the APF Buyer or Consultant to be performed following the Closing Date under the Purchase Agreement and Exhibits thereto;

                  4.6 the Consultant shall engage in any action or conduct, or any act of omission, as shall constitute, with respect to Interiors, fraud, self-dealing, breach of fiduciary duty, misappropriation of corporate opportunity or property, gross negligence or malfeasance in the performance of the Consulting Services;


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                  4.7 the Consultant shall be convicted of a felony or shall wilfully engage in conduct which is demonstrably and materially injurious to Interiors; or

                  4.8 the Consultant shall fail or refuse, after request to do so, to follow the reasonable directions of the Board of Directors of Interiors; or

                  The Company shall give prompt notice to the Consultant if it believes an Event of Default hereunder shall exist, and the Consultant shall have a reasonable period of time but in no event more than 10 days (during which time the Consultant's Consulting Services can be suspended) to respond to and cure any such Event of Default, if and to the extent curable. Termination of this Agreement shall be warranted only if the Board of Directors of Interiors has determined, in good faith, that an Event of Default has occurred and is continuing after having afforded the Consultant an opportunity to respond to or cure such Event of Default, as set forth above.

         5. Return of Documents. Consultant shall, upon termination of the Consulting Period for any reason whatsoever, return to Interiors all records, papers, documents, and copies thereof, pertaining to transactions or information handled by Consultant while associated with Interiors and relating to the Business, and all other property belonging to Interiors. Consultant acknowledges that all such material to be returned, as set forth above, is the property of Interiors and it has no ownership interest therein. Without limiting any other provision of this Agreement, in particular, the obligations under this Section 5 shall survive the termination of this Agreement.

         6. Confidentiality. Consultant acknowledges that it now has and as a result of its Consulting Services may hereafter obtain knowledge of technology, know-how, production and marketing practices, raw materials sources, commercial and financial data and other information of a confidential or proprietary nature which is or may become the property of Interiors and which concerns or pertains to the Business. Consultant agrees that, during the Consulting Period and thereafter, it will keep secret from every person all such confidential and proprietary information and will neither disclose any such information to any other person nor itself make any use thereof without Interiors' prior written consent. Interiors' consent is not required with respect to any such information now or hereafter in the public domain through no act or failure to act of Consultant, or any such information available to Consultant from third parties under no obligation to Interiors to maintain the confidentiality thereof. Consultant's obligations under this Section 6 shall not in any way limit any obligations which Consultant may otherwise have to Interiors pursuant to any other Agreements which Consultant may have entered into (or enter into in the future) with Interiors or at law.

         7. Damage from Violations of Covenants. Consultant acknowledges and agrees that a violation on its part of any covenant contained in the preceding
Section 6 will cause irreparable damage to Interiors, the amount of which will be impossible to estimate or determine. Therefore, Consultant further agrees that Interiors shall be entitled, in addition to all of its other remedies at law and in equity, to injunctive or other equitable relief, restraining any violation of any such covenant or covenants by Consultant, its members, partners, agents or affiliates, or any of them.


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         8. Consultant as an Independent Contractor. In performing this
Agreement, Consultant shall be and act as an independent contractor in all respects, and shall not, for any purpose, be or act as an agent or employee of Interiors or any of its affiliates, successors or assigns. Consultant shall not be eligible to participate in any benefits or privileges given or extended by Interiors or any of its subsidiaries or affiliates, successors or assigns, to their respective employees. It is further agreed by the parties that the payments to be made by Interiors to Consultant are not for services as an employee and that Interiors shall not make any deductions from the fees to be paid to Consultant, including but not limited to, social security, income tax withholding, unemployment insurance and other such deductions.

         9. Assignment. Interiors may assign all or any portion of its rights under this Agreement. However, Consultant's services are personal in nature and Consultant shall not, without the written consent of Interiors (which consent may be withheld in Interiors's sole and absolute discretion), assign or transfer this Agreement or any of its rights or obligations hereunder, whether in whole, in part, expressly or implied, by operation of law, or otherwise, and any such attempted or purported assignment shall be of no legal or equitable force or effect.

         10. Miscellaneous.

                  10.1 Attorneys' Fees. If any of the parties to this Agreement initiates an action for the interpretation or enforcement of the terms and provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

                  10.2 Successors and Assigns. Subject to the provisions of
Section 9, above, this Agreement is binding upon and shall inure to the benefit of the parties hereto, their heirs, legatees, devisees, personal representatives, assigns and successors in interest of every kind and nature whatsoever.

                  10.3 Entire Agreement. This Agreement embodies the entire Agreement and understanding between Interiors and Consultant with respect to the subject matter hereof, and supersedes any and all negotiations, prior discussions and all prior agreements entered or taken relating to the subject matter hereof.

                  10.4 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

                  10.5 Recitals. The parties hereto acknowledge and agree that the recitals set forth herein are true and correct and are hereby incorporated herein by this reference.

                  10.6 Arbitration. Any controversy or claim arising out of this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, located in New York, New York,



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California. The award rendered in such arbitration shall be final and a judgment upon the award may be entered in any court having jurisdiction thereof.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

                                    INTERIORS, INC.,
                                    a Delaware corporation


                                    By:
                                        ---------------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                              ---------------------------------


                                    CONSULTANT:


                                   --------------------------------------------
                                               MAX MUNN





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